UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
800 Boylston Street, Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

(617) 424-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Dr. Sherry H. Penney retired from the Board of Trustees in accordance with the NSTAR trustee retirement policy set forth in the Board of Trustees’ Guidelines on Significant Corporate Governance Issues, which requires that trustees who are not employees of NSTAR or who have served as Chief Executive Officer retire from the Board at the Annual Meeting of Shareholders following their seventy-second birthday.  In addition to her service on the Board, Dr. Penney served as a member of the NSTAR Board Governance and Nominating Committee and the Executive Personnel Committee.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

NSTAR’s Annual Meeting of Shareholders was held on May 6, 2010.  Proxies representing 92,158,009 shares, or 86%, of the 106,808,376 outstanding shares entitled to vote, were present at the Annual Meeting, constituting a quorum.  The shareholder voting results for the election of three Class II trustees and the ratification of the appointment of NSTAR’s independent registered public accounting firm are presented as follows:

Proposal 1.  The following three Class II trustees were elected to serve until the 2013 Annual Meeting and until the election and qualification of their respective successors (which required the approval of a majority of the votes cast):

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes

Gary L. Countryman	67,075,438	2,697,275	915,386	21,469,910
James S. DiStasio	67,307,649	2,405,766	974,684	21,469,910
Thomas J. May	67,384,221	2,368,320	935,558	21,469,910

Proposal 2.  Shareholders ratified the appointment of PricewaterhouseCoopers LLP as NSTAR’s independent registered public accounting firm for the 2010 fiscal year (which required the approval of a majority of the votes cast), as follows:

Votes For	Votes Against	Abstentions

90,107,434	1,196,879	853,696

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)
Date: May 7, 2010	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer